1800 Diagonal Lending LLC

1800 Diagonal Road, Suite 623
Alexandria, VA 22314

December 1, 2022

Via Email: dominicancpa@aol.com; jclaiborne@pacificstocktransfer.com

MARIJUANA COMPANY OF AMERICA, INC.
1340 West Valley Parkway, Ste. 205
Escondido, California 92029
Attn: Jesus M. Quintero, Chief Executive Officer

RE: Account Number(s): SSL-1024; SSL-1171; SSL-1229

Ladies and Gentlemen:

This letter serves as confirmation that the Promissory Notes of MARIJUANA COMPANY OF AMERICA, INC. (the "Company"), in favor of 1800 Diagonal Lending LLC f/k/a Sixth Street Lending LLC ("1800 Diagonal") dated November 16, 2021, January 10, 2022, May 18, 2022 and July 19, 2022 (the "Paid Notes") have each been paid in full.

As of the date hereof, 1800 Diagonal (formerly known as Sixth Street Lending) does not own any securities of the Company nor are there any outstanding debt obligations of the Company owed to 1800 Diagonal. Thanks!

1800 DIAGONAL LENDING LLC

Curt Kramer, President